UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FactSet Research Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3362547
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan

As Amended and Restated

(Full title of the plan)

Maurizio Nicolelli Chief Financial Officer 601 Merritt 7 Norwalk, CT 06851 (Name and address of agent for service)

(203) 810-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Accelerated filer ☐ Non-accelerated filer ☐Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share, to be issued under the FactSet 2008 Employee Stock Purchase Plan	500,000	$140.69	$70,345,000	$8,174.09

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also registers such shares of Common Stock that become available under the foregoing plan in connection with changes in the number of outstanding shares of Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price per share is estimated to be $140.69, based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on January 13, 2015.

EXPLANATORY NOTE

     This Registration Statement on Form S-8 (this “Registration Statement”) registers 500,000 additional shares of FactSet Research Systems Inc. Common Stock for issuance under the Amended and Restated FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan. The stockholders of the Registrant previously approved an amendment to the 2008 Employee Stock Purchase Plan increasing the number of shares of Common Stock to be issued under the Plan by 500,000 shares, from 500,000 shares to 1,000,000 shares. The Registrant has not issued any shares of Common Stock under such Plan since the approval by the stockholders on December 16, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by FactSet Research Systems Inc. (the “Company”) are incorporated herein by reference and shall be deemed a part hereof:

(a) FactSet Research Systems Inc. Annual Report on Form 10-K for the fiscal year ended August 31, 2014 (and the documents incorporated by reference therein) filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above;

(c) FactSet Research Systems Inc. Definitive Proxy Statement on Form DEF 14A filed with the Commission on October 30, 2014 (and the documents incorporated by reference therein); and

(d) The description of the Company’s Common Stock contained in the FactSet Research Systems Inc. Registration Statement on Form S-1 (File No. 333-04238), filed with the Commission on June 26, 1996, pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

The validity of FactSet Common Stock, par value $0.01 per share, offered hereby has been passed upon by Rachel R. Stern, Senior Vice President, General Counsel and Secretary of FactSet Research Systems Inc. As of the date of this Registration Statement, Ms. Stern holds 528 shares of FactSet Common Stock, options to purchase 21,299 shares of FactSet Common Stock and 1,320 restricted stock awards of FactSet Common Stock.

Item 6. Indemnification of Directors and Officers.

The Amended and Restated By-laws of the Company (Article IX, Section 1) provide the following:

“The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor)(a “Proceeding”) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article IX shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with applicable law as then in effect. All right to indemnification conferred in this Article IX, including such right to advance payments and the evidentiary, procedural and other provisions of this Article IX, shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as provided for officers and directors.”

The Restated Certificate of Incorporation of the Company (Article Fourteen) provides the following:

“To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending, altering, changing or repealing any of the provisions of this paragraph A shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.”

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-04238) filed on June 5, 1996)

4.2	Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.12 to the Company’s Annual Report on Form 10-K for fiscal year 2001)

4.3	Second Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s periodic report on Form 8-K, filed on December 16, 2011)

4.4	Amended and Restated By-laws (incorporated by reference to Exhibit 3 to the Company’s periodic report on Form 8-K, filed on December 19, 2013)

4.5	Description of FactSet Common Stock (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-04238) filed on June 26, 1996)

5.1	Opinion of Rachel R. Stern, Esq., Senior Vice President, General Counsel and Secretary, as to the validity of the shares of FactSet Common Stock

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP

23.2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.3	Consent of Rachel R. Stern, Esq., Senior Vice President, General Counsel and Secretary (contained in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference in this Registration Statement)

99.1	FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan, as Amended and Restated (incorporated by reference as Exhibit 10.1 of Form 8-K filed on December 18, 2014)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement — notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on January 14, 2015.

FACTSET RESEARCH SYSTEMS INC.

by	/s/ MAURIZIO NICOLELLI
Maurizio Nicolelli
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

POWERS OF ATTORNEY

Each person whose signature appears below appoints Maurizio Nicolelli, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/S/ PHILIP A. HADLEY Philip A. Hadley	Chairman and Chief Executive Officer (Principal Executive Officer)	January 14, 2015

/s/ MATTHEW J. MCNULTY Matthew J. McNulty	Vice President and Controller (Principal Accounting Officer)	January 14, 2015

/S/ JAMES J. MCGONIGLE James J. McGonigle	Lead Independent Director	January 14, 2015

/S/ ROBIN A. ABRAMS Robin A. Abrams	Director	January 14, 2015

/S/ SCOTT A. BILLEADEAU Scott A. Billeadeau	Director	January 14, 2015

/S/ MICHAEL F. DICHRISTINA Michael F. DiChristina	Director	January 14, 2015

/S/ JOSEPH E. LAIRD, JR. Joseph E. Laird, Jr.	Director	January 14, 2015

/S/ WALTER F. SIEBECKER Walter F. Siebecker	Director	January 14, 2015

/s/ JOSEPH R. ZIMMEL Joseph R. Zimmel	Director	January 14, 2015

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-04238) filed on June 5, 1996)

4.2	Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.12 to the Company’s Annual Report on Form 10-K for fiscal year 2001)

4.3	Second Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s periodic report on Form 8-K, filed on December 16, 2011)

4.4	Amended and Restated By-laws (incorporated by reference to Exhibit 3 to the Company’s periodic report on Form 8-K, filed on December 19, 2013)

4.5	Description of FactSet Common Stock (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-04238) filed on June 26, 1996)

5.1	Opinion of Rachel R. Stern, Esq., Senior Vice President, General Counsel and Secretary, as to the validity of the shares of FactSet Common Stock

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP

23.2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.3	Consent of Rachel R. Stern, Esq., Senior Vice President, General Counsel and Secretary (contained in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference in this Registration Statement)

99.1	FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan, as Amended and Restated (incorporated by reference as Exhibit 10.1 of Form 8-K filed on December 18, 2014)